EXHIBIT 99.1

REALNETWORKS KICKS OFF “FREEDOM OF CHOICE” CAMPAIGN
WITH BIGGEST MUSIC SALE IN HISTORY

For a Limited Time, Song Downloads now Cost Just 49¢, Half the Price of Other Stores
Including Apple’s

Free RealPlayer with Harmony Technology Now Available

SEATTLE, Aug. 17, 2004 — RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced the biggest music sale in history to kick off the Freedom of Choice campaign. For a limited time only, every song in the RealPlayer® Music Store — from a-ha to ZZ Top — costs just 49 cents, with most albums available for just $4.99. Consumers can take advantage of this offer by going to www.real.com/music.

This limited time sale celebrates the Freedom of Choice made possible by the release of the free RealPlayer 10.5, the first product that integrates Real’s revolutionary new Harmony™ Technology. RealPlayer with Harmony enables consumers to buy and download music that plays on more than 100 portable devices, including the Apple iPod. Before RealPlayer with Harmony, consumers buying digital music were forced to buy music that only worked on a particular brand of portable device, meaning that they could easily get “locked in” to that device, often without even knowing it.

“To celebrate Freedom of Choice, we’re running the biggest music sale in history,” said Rob Glaser, founder and CEO of RealNetworks. “Thanks to RealPlayer with Harmony Technology, consumers can now buy digital songs and play them on virtually any device of their choice, just like how CDs and DVDs work. We believe Freedom of Choice is both the right thing for consumers and a crucial step in bringing digital delivery of music into the mainstream.”

“Freedom of Choice Campaign”

In addition to the Freedom of Choice music sale, RealNetworks is rolling out an extensive print, radio, and online advertising campaign. National advertising includes a full-page ad in The New York Times heralding the 49 cent download and welcoming consumers to a new era of freedom of choice in digital music. Similar ads will appear in alternative weeklies across the country and across the Internet.

Additionally, RealNetworks is launching a new web-based community at www.freedomofmusicchoice.org. This community site will provide a forum where consumers can learn about compatibility issues and discuss the issues with other digital music fans.

Already the Freedom of Choice campaign has a strong base of support. Public Knowledge, a Washington, D.C.-based public advocacy organization that seeks to act as the public’s voice in the digital age, has endorsed the campaign and urged consumers to take note of the issues raised. The organization issued its own news release today in Washington DC.

“RealNetworks should be commended for increasing consumer choice in the online music world,” said Gigi B. Sohn, president and co-founder of Public Knowledge. “Public Knowledge has long supported interoperability and freedom of choice in digital media. The more digital music formats are compatible, the more choice there is for everyone. Consumers, the recording industry and the technology industry all benefit when there is more choice in the marketplace,” Sohn said. “The more choices there are for legal downloading, the less incentive there is for illegal downloading. All companies in the technology and recording industries should take the hint and work together to bring the benefits of digital music to consumers,” she added.

The members of the musical group Devo, early music video pioneers who had a well-known album and song called “Freedom of Choice” in the early 1980s, have partnered with RealNetworks to help get the word out about the importance of consumer freedom of music choice.

“History has shown consumers don’t like proprietary systems,” said Gerald V. Casale, of Devo. “Consumers and musicians will both benefit from a digital music environment that gives the consumers the ultimate freedom to choose where they buy music regardless of the kind of device they want to play in on.”

RealNetworks announced on July 26th the beta test of the new Harmony Technology, the world’s first DRM translation system to enable consumers to securely transfer purchased music to every popular secure music device. Harmony Technology frees consumers from the limitation of being locked into a specific portable device when they buy digital music. Now consumers can build their library of downloads secure in the knowledge that it will play on virtually any device they choose.

Available as part of RealPlayer®, the first consumer product to use Harmony Technology, consumers can get Harmony at www.real.com.

With Harmony Technology, RealPlayer Music Store supports more than 100 secure portable media devices, including all 4 generations of the iPod and iPod mini, and products from Creative Labs, Rio, RCA, palmOne, iRiver, Dell, Gateway, and Samsung. Generally speaking, Harmony supports any device that uses the Apple FairPlay DRM, The Microsoft Windows Media Audio DRM, or the RealNetworks Helix™ DRM, giving RealPlayer Music Store support for more secure devices than any other music store on the Internet. Harmony Technology will be available later this year in other music products from RealNetworks including Real’s market-leading Rhapsody® subscription service.

Financial Guidance

The company previously issued third quarter 2004 financial guidance estimating a GAAP net loss between ($0.03) and ($0.04) per share. The company estimates the Freedom of Choice campaign may negatively impact projected third quarter net earnings by up to ($0.01) per share. As a result, today the company is issuing a revised estimate for third quarter 2004 GAAP net loss of between ($0.03) and ($0.05) per share. Excluding antitrust expenses, the company estimates a net loss of between ($0.01) and ($0.03) per share for the third quarter of 2004. The company remains committed to achieving quarterly profitability, excluding antitrust litigation expenses, by the end of 2004.

For More Information:

Erika Shaffer, RealNetworks, 206-892-6191, eshaffer@real.com

Matt Graves, RealNetworks, 415-934-2159, mgraves@real.com

ABOUT REALNETWORKS

RealNetworks, Inc. is the leading creator of digital media services and software including the award-winning Rhapsody Internet jukebox service and RealPlayer 10, the first product to integrate finding, organizing, buying, playing and managing digital audio and video in a single product. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks’ corporate information is located at http://www.realnetworks.com.

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) earnings per share and net loss projections for the third quarter of 2004; (b) cost projections for this promotion; (c) projections of quarterly profitability by the end of 2004; (d) the future release of Harmony technology with other RealNetworks products, including Rhapsody subscription services; and (e) the on-going Freedom of Choice advertising campaign. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services; the success of the Freedom of Choice campaign; risks associated with the sustained adoption and use of RealNetworks’ services by customers, including the uncertainty of whether consumers will continue to pay for subscription content over the Internet, which is a relatively new and unproven business model; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; the risk that the costs of our antitrust litigation or other litigation will be greater than we anticipate; the emergence of new entrants and competition in the market for digital media subscription offerings; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks relating to the timely development, production, marketing and acceptance of the products, services and technologies contemplated by the GameHouse acquisition; potential funding decisions by companies in which we have a significant equity position; and RealNetworks’ independent decisions, from time to time, based on all factors it deems relevant, whether to repurchase shares under its stock buyback program. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.

RealNetworks, Rhapsody, RealPlayer, Harmony, Helix,and the Real logo are trademarks or registered trademarks of RealNetworks, Inc. Other companies or products listed herein are trademarks or registered trademarks of their respective owners.